AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20th day of March, 2008, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Fund Administration Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the PIA BBB Bond Fund Managed Account Completion Shares Fund, the PIA MBS Bond Fund Managed Account Completion Shares Fund,  the PIA Short-Term Securities Fund and the PIA Moderate Duration Bond Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend said Fund Administration Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Exhibit K attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit K to the
Advisors Series Trust Fund AdministrationServicing Agreement

Name of Series	Date Added
PIA BBB Bond Fund Managed Account Completion Shares	10/27/2004
PIA MBS Bond Fund Managed Account Completion Shares	02/28/2006
PIA Short-Term Securities Fund	10/27/2004
PIA Moderate Duration Bond Fund	10/27/2004

PIA Funds FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE- April 1, 2008 through March 31, 2009
PIA BBB Bond & MBS Bond Funds                                                                            PIA Moderate Duration Bond Fund
                                       PIA Short Term Securities Fund
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*                                                              Annual Fee Based Upon Market ValuePer Fund*
♦ Base Fee on First $[___] Million - $[___]                                                                   [___] basis points on the first $[___] million
♦ [___] basis points on $[___] million to $[___]million                                              [___] basis points on the next $[___] million
♦ [___]basis points on $[___] million to $[___] billion                                               Minimum annual fee: $[___]
♦ [___] basis points on $[___] billion and over
♦ Minimum annual fee:  $[___]per fund                                                                 PIA Short-Term Securities Fund

International Funds
Annual Fee Based Upon Market Value Per Fund*                                                              Annual Fee Based Upon Market Value Per Fund*
[___]basis points on the first $[___]million                                                                       $[___]on the first $[___]million
[___]basis points on the next $[___]million                                                                       [___] basis points on the next $[___] million
[___]basis points on the next $[___]million                                                                       [___] basis points on the next $[___] million
[___]basis points on the balance                                                                                           Minimum annual fee: $[___]
Minimum annual fee:  $[___]per fund

Advisor Information Source Web Portal
• $[___]/fund/month
• $[___]/fund/month for clients using an external administration service
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.
Plus Out-Of-Pocket Expenses– Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.
Additional Services– Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c)reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.
Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above.
PACIFIC INCOME ADVISERS, INC.

By:    /s/ Thad M. Brown

Printed Name:  Thad M. Brown

Title:     CCO                                                                        Date:   3/20/2008

Exhibit K (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement
CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE from April 1, 2008 through March 31, 2009
Chief Compliance Officer Services

U.S.Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[___]per fund per year
Plus Out-Of-Pocket Expenses– including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
PACIFIC INCOME ADVISERS, INC.

By:    /s/ Thad M. Brown

Printed Name:  Thad M. Brown

Title:    CCO                                                                                 Date: 3/20/2008